UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 29, 2007
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As earlier reported, on May 22, 2006, Consolidated Water Co. Ltd. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with David W. Sasnett, pursuant to which Mr. Sasnett serves as the Company’s Executive Vice President and Chief Financial Officer. Under the terms of the Employment Agreement, Mr. Sasnett is entitled to an annual base salary of $155,000, an annual issuance of a number of the Company’s ordinary shares having a value of $40,000, and an annual performance bonus equal to 25% of Mr. Sasnett’s then current base salary if benchmarks to be agreed upon by the Company’s Chief Executive Officer and Mr. Sasnett are met. The Employment Agreement also provides that, at his election, he may terminate the agreement upon a “Change in Control,” as defined below, and receive a payment equal to 24 months of his then current base salary.
On March 29, 2007, the Company entered into an amended and restated employment agreement (the “Amendment”) with Mr. Sasnett. Under the terms of the Amendment, Mr. Sasnett is entitled to an annual performance bonus payable in cash equal to 25% of the sum of his then current base salary plus $40,000, if benchmarks to be agreed upon by the Company’s Chief Executive Officer and Mr. Sasnett are met. Additionally, the Amendment provides that, at his election, Mr. Sasnett may terminate his agreement upon a Change in Control and receive a lump sum payment equal to 36 months of his then current base salary. Under the Amendment, if the Company decides not to extend the term of the agreement, Mr. Sasnett will receive a lump sum severance payment equal to 12 months of his then current base salary.
A “Change of Control” is deemed to occur under the Agreement if : (i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, publicly announces that such person or group has become the beneficial owner of more than 50% of the combined voting power (“Controlling Voting Power”) of the Company’s then outstanding securities that may be cast for the election of directors and (ii) the persons who were the Company’s directors before such event cease to constitute a majority of the Company’s Board of Directors, or any successor, as the direct or indirect result of any person or group acquiring Controlling Voting Power.
None of the other terms of the Employment Agreement were modified in any material respect.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Engagement Agreement dated March 29, 2007 between the Consolidated Water Co. Ltd. and David W. Sasnett.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: April 4, 2007

EXHIBIT INDEX
(c)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Engagement Agreement dated March 29, 2007 between Consolidated Water Co. Ltd. and David W. Sasnett.